Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

June 4, 2012

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to SunGard Data Systems Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the registration of (i) the Company’s 7 3/8% Senior Notes due 2018 (the “2018 Senior Notes”) and the guarantees issued by the Guarantors (the “2018 Senior Guarantees”) with respect to the 2018 Senior Notes, (ii) the Company’s 7 5/8% Senior Notes due 2020 (the “2020 Senior Notes”) and the guarantees issued by the Guarantors (the “2020 Senior Guarantees”) with respect to the 2020 Senior Notes and (iii) the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the 2018 Senior Notes and the 2020 Senior Notes, the “Notes”) and the guarantees issued by the Guarantors (the “Senior Subordinated Guarantees” and, together with the 2018 Senior Guarantees and the 2020 Senior Guarantees, the

June 4, 2012

“Guarantees”) with respect to the Senior Subordinated Notes, in each case to be offered solely for market-making purposes by an affiliate of the Company. The 2018 Senior Notes and the 2018 Senior Guarantees have been issued under an Indenture dated as of November 16, 2010 (the “2018 Senior Indenture”), among the Company, the Guarantors named therein and the Trustee. The 2020 Senior Notes and the 2020 Senior Guarantees have been issued under an Indenture dated as of November 16, 2010 (the “2020 Senior Indenture”), among the Company, the Guarantors named therein and the Trustee. The Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under an Indenture dated as of August 11, 2005 (the “Senior Subordinated Indenture”), as supplemented by the supplemental indentures set forth on Schedule II attached hereto, among the Company, Solar Capital Corp., the Guarantors named therein and the Trustee. The 2018 Senior Indenture, the 2020 Senior Indenture and the Senior Subordinated Indenture are referred to herein collectively as the “Indentures.”

We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

June 4, 2012

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Guarantees constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the law of the State of California or (ii) the law of the State of Florida or the Commonwealth of Pennsylvania, we have relied upon (a) the opinion of Sheppard, Mullin, Richter & Hampton LLP and (b) the opinions of Blank Rome LLP, respectively, which opinions, dated the date hereof, all are being filed as exhibits to the Registration Statement.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including, in each case, the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and, to the extent set forth herein, the laws of the States of California and Florida and the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors	State of Incorporation or Formation
Advanced Portfolio Technologies, Inc.	Delaware
Automated Securities Clearance LLC	Delaware
GL Trade Overseas, Inc.	Delaware
Inflow LLC	Delaware
Online Securities Processing Inc.	Delaware
SIS Europe Holdings LLC	Delaware
SRS Development Inc.	Delaware
SunGard Ambit LLC	Delaware
SunGard Asia Pacific Inc.	Delaware
SunGard Availability Services LP	Pennsylvania
SunGard Availability Services Ltd.	Delaware
SunGard AvantGard LLC	California
SunGard Business Systems LLC	Delaware
SunGard Computer Services LLC	Delaware
SunGard Consulting Services LLC	Delaware
SunGard CSA LLC	Delaware
SunGard Development Corporation	Delaware
SunGard DIS Inc.	Delaware
SunGard Energy Systems Inc.	Delaware
SunGard eProcess Intelligence LLC	Delaware
SunGard Financial Systems LLC	Delaware
SunGard Investment Systems LLC	Delaware
SunGard Investment Ventures LLC	Delaware
SunGard iWORKS LLC	Delaware
SunGard iWORKS P&C (US) Inc.	Delaware
SunGard Kiodex LLC	Delaware
SunGard NetWork Solutions Inc.	Delaware
SunGard Public Sector Inc.	Florida
SunGard Reference Data Solutions LLC	Delaware
SunGard SAS Holdings Inc.	Delaware
SunGard Securities Finance LLC	Delaware
SunGard Securities Finance International LLC	Delaware
SunGard Shareholder Systems LLC	Delaware
SunGard Software, Inc.	Delaware
SunGard Systems International Inc.	Pennsylvania
SunGard Technology Services LLC	Delaware
SunGard VeriCenter, Inc.	Delaware
SunGard VPM Inc.	New York
SunGard Workflow Solutions LLC	Delaware

Schedule II

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee

Supplemental Indenture No. 12, dated as of March 13, 2007, between SunGard VeriCenter, Inc. and the Trustee

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting Inc. and the Trustee

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Solutions Inc. and the Trustee

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and the Trustee

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and the Trustee

Supplemental Indenture No. 17, dated as of January 26, 2010, between GL Trade Overseas, Inc. and the Trustee